                                                                  EXHIBIT 10.O.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT



     THIS AMENDMENT is made and entered into the 25th day of August, 1999, by and between EL PASO ENERGY CORPORATION, a Delaware corporation (the "Company") and WILLIAM A. WISE of Houston, Texas (the "Executive").

     WHEREAS, the Company and Executive entered into an Employment Agreement dated July 31, 1992 (the "Employment Agreement"); and

     WHEREAS, pursuant to an amendment to the Employment Agreement, dated January 29, 1996 (the "January 1996 Amendment"), the Executive agreed to forego payment of his base salary for a period ending on the earlier of February 1, 2001, or the date of a Change in Control; and

     WHEREAS, the Compensation Committee of the Board of Directors has concluded that, regardless of the occurrence of a Change in Control as a result of the stockholder approval of the merger with Sonat Inc. (the "Merger") and the Executive's waiver to have his base salary reinstated as a result of such Change in Control, the Executive's performance as CEO and the Company's increased size both dictate that payment of a base salary be reinstated on October 1, 1999; and

     WHEREAS, it is the intended that this Amendment shall terminate the January 1996 Amendment, which shall hereafter be of no force and effect (except with respect to the benefits that may have accrued thereunder during its effectiveness).

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other consideration mutually acknowledged, the Parties agree as follows:

     1. The Executive's agreement to forego payment of base salary is considered terminated effective as of October 1, 1999. From that date forward, the Executive will be paid his base salary at an annual rate of one million one hundred thousand dollars ($1,100,000). Base salary shall thereafter be subject to periodic review and adjustment by the Compensation Committee.

     2. Section 4(b)(i)(A) of the Employment Agreement is amended to read as follows: "Salary, at the rate in effect on the date of termination of employment."

     3. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Texas without reference to the principles of conflicts of law thereunder.

     4. This Amendment may be executed in counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment on the date first written above.



                                     EL PASO ENERGY CORPORATION

                                             /s/  Ben F. Love
                                             ------------------------
                                             Ben F. Love, Chairman
                                             Compensation Committee


                                             /s/  Joel  Richards III
                                             -------------------------
                                             Joel Richards III
                                             Executive Vice President


                                             WILLIAM A. WISE

                                             /s/  William A. Wise
                                             ------------------------

                                      -2-